UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2016 (October 28, 2016)

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue, Suite 320

Harrison, NY 10528

(Address of principal executive offices, including zip code)

(914) 630-7430

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 28, 2016, MGT Capital Investments, Inc. (the “Company”) entered into a Note Exchange Agreement (“Note Exchange Agreement”) and a Warrant Exchange Agreement (the “Warrant Exchange Agreement”) with the holder (“Holder”) of certain 12% unsecured promissory notes in the aggregate principal amount of $1,500,000 (the “Notes”) previously issued by the Company pursuant to a Securities Purchase Agreement dated August 2, 2016 (the “Purchase Agreement”). Pursuant to the Note Exchange Agreement, the Company and the Holder agreed to exchange the Notes, including accrued but unpaid interest thereon, for an 8% Senior Unsecured Promissory Note in the aggregate principal amount of $1,500,000 (the “New Note”). The New Note is convertible, at the option of the holder thereof, into shares of the Company’s common stock at a conversion price of $1.00 per share, subject to adjustments as set forth in the New Note.

Pursuant to the Warrant Exchange Agreement, the Company and the Holder also agreed to exchange certain warrants to purchase three hundred thousand (300,000) shares of common stock issued to the Holder under the Purchase Agreement for three hundred thousand (300,000) shares of the Company’s restricted stock.

The Company has offered to other holders of promissory notes issued under the Purchase Agreement, in the aggregate principal amount of $800,000, the opportunity to exchange such notes under the same terms described above.

Please refer to the Note Exchange Agreement and the Warrant Exchange Agreement attached as Exhibits 10.1 and 10.2, respectively, for a more detailed description of the transactions contemplated thereby.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description

10.1	Form of Notes Exchange Agreement

10.2	Form of Warrant Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 3, 2016

MGT Capital Investments, Inc.

By:	/s/ Robert B. Ladd
Name:	Robert B. Ladd
Title:	President and Chief Executive Officer